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                                                        Exhibit 10.5




                              CONSULTING AGREEMENT

          This Consulting Agreement ("Agreement")is made and entered into as of August 27, 1996 ("Effective Date"), by and among Quarterdeck Corporation, a Delaware corporation ("Quarterdeck"), King R. Lee & Associates, Inc. ("Consultant") and King R. Lee ("Lee"), with reference to the following facts:

                                    RECITALS
          A. Quarterdeck is engaged in the development, manufacture and sale of software products.

          B. Consultant possesses unique experience in the management consulting and software business and Lee serves as a director of Quarterdeck.

          C. Quarterdeck desires to retain Consultant to perform certain consulting services for Quarterdeck, and Consultant desires to perform such services, all upon the terms, covenants and conditions contained herein.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Quarterdeck and Consultant agree as follows:

          1.     Retention as Consultant.

                 1.1 Consulting Services. Consultant is hereby retained by Quarterdeck to provide the consulting services of Lee, who shall serve in the newly established Office of the President and whose duties shall include those normally performed by the chief executive officer of Quarterdeck, and such other duties as shall be assigned to him from time to time by the Chairman of the Board of Quarterdeck.

                 1.2 Compensation. For the services rendered hereunder, Quarterdeck shall pay to Consultant $1,500 per full day, payable semi-monthly. Consultant shall be normally available for three full days a week for a three-month period. Consultant shall be responsible for submitting to Quarterdeck semi-monthly invoices for payment detailing actual days worked,


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including any necessary supporting documentation.  Mr. Lee will also be entitled to compensation as a director for board meetings which he attends on days he is not otherwise serving as a consultant.

                 1.3 Options. Lee shall be granted options to purchase 100,000 shares of the common stock of Quarterdeck under Quarterdeck's Stock Incentive Plan.

                 1.4 Expenses. Consultant shall be entitled to reimbursement of expenses incurred in the performance of his obligations in accordance with Quarterdeck's reimbursement policy.

                 2.1 Independent Contractor. In performing the duties required hereunder, Consultant shall be an independent contractor with respect to Quarterdeck and shall not be an employee of Quarterdeck, and shall not be entitled to any Quarterdeck employment rights or benefits.

                 2.2 Facilities. All consulting services to be performed by Consultant hereunder shall be performed at Quarterdeck's facilities, unless specifically authorized below to be performed elsewhere. Consultant shall utilize such facilities in accordance with good industry standards.

          3. Term of Agreement. This Agreement shall commence on the Effective Date and shall terminate at the end of six months unless extended by written agreement; provided, that this Agreement may be terminated by Quarterdeck prior thereto at such time as Quarterdeck appoints a chief executive officer who assumes office.

         4.      Other Employment or Relationships.

                 4.1 Other Employment. Quarterdeck acknowledges that Lee currently serves as the Chief Executive Officer of Wynd Communications and will continue in that role during the term of this Agreement. During the term of this Agreement, Consultant shall not provide consulting services to or engage in any business which directly competes with Quarterdeck or provide services to any other such business, directly or indirectly.





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          5.     Confidentiality.  Consultant and Lee agree to be bound by and reaffirm their obligations under Sections 5, 6 and 7 of the Consulting Agreement dated July 18, 1994 between Quarterdeck and Consultant.

          6. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (i) upon receipt, if given by personal delivery, (ii) upon confirmation of delivery, if given by electronic facsimile, and (iii) upon the third business day following mailing, if mailed by deposit in the United States mail, with certification and postal charges prepaid, addressed:

      If to Quarterdeck, to:            Quarterdeck Corporation

      13160 Mindanao Way
      Marina del Rey, CA  90292-9705
      Attention:  General Counsel
      Fax:  (310) 309-3284

      If to Consultant, to the address shown on the signature page hereof.

Any party to be given notice in accordance with this Section 6 may designate to the other party another address, telecopier number or person for receipt of notices hereunder.

          7. Governing Law. This Agreement shall be construed and interpreted in accordance with and governed in all respects by the laws of the State of California.

          8. Transfer and Assignment. The rights and obligations of Consultant under this Agreement shall not be assigned or transferred by Consultant without Quarterdeck's prior written consent.

          9. Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.


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QUARTERDECK CORPORATION                KING R. LEE & ASSOCIATES, INC.

By:------------------------------      -----------------------------------

Its:-----------------------------      Signature

                                       Address:

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                                       Federal Identification Number:


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                                       King R. Lee







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